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                                  Exhibit 23.1




Board of Directors
Trend Mining Company
(Formerly Silver Trend Mining Company)
Coeur d'Alene, Idaho



                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use of our audit report dated December 15, 2000, on the financial statements of Trend Mining Company (an exploration stage company) as of September 30, 2000, for the filing with and attachment to the Form 10-KSB/A for the year ending September 30,2000.


/s/ Williams & Webster, P.S.


Williams & Webster, P.S.
CERTIFIED PUBLIC ACCOUNTANTS
Spokane, Washington


March 23, 2001